SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-12g

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Herzog International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	87-0438447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5550 South Fort Apache Road, #102 Las Vegas, Nevada 89148
(Address of principal executive offices)

(903)275-8541

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Title of Class: COMMON Ticker: HZOG Name of Exchange: NASD 100,000,000 Shares Common at par value $.001 USD per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control SEC 1396 (05-19) number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Business

Organization and Corporate Authority. Herzog is a corporation duly organized, validity existing and in good standing under the laws of The United States of America with full corporate power and authority to own or lease and use its properties and assets, and to carry on its business as now conducted.  Herzog is qualified a corporation to do business in every other jurisdiction where such qualification is necessary to conduct its business as presently conducted.

Herzog shall use its best efforts to preserve its corporate existence and business organization substantially intact, including its present relationship with the material customers maintaining compliance with the law whereas Herzog shall duly comply with all laws applicable to it and its business operations.

Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties and business while maintaining in full force and effect the ability to carry on its business substantially in the same matter to duly and timely file all taxable periods to all federal, state, country and local tax returns required to be filed by or on the behalf of Herzog or any of its subsidiaries.

Herzog has not breached, and therefore there is no pending or threating claim that Herzog has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which is or its properties is bound.  The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Herzog is subject.  Herzog herby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed with all its Stockholders all relationships or dealings with related parties or affiliates.

Engaging in any activity or business not in conflict with the laws of the State of Nevada and the State of Texas or any other state, territory or possession of the United States of America, or any foreign country as the Board of Directors may from time to time determine.

NEVADA STATE BUSINESS LICENSE IDENTIFICATION # NV19931105812 Expiration Date 12/31/2022

In accordance with Title 7 of Nevada Revised Statues, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named entity is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statues.  License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

                                                                                                           IN WITNESS WHEROF, I have hereunto set my Hand and

                                                                                                           Affixed the Great Seal of State, at my office on 10/07/2021

                                                                                                           BARBARA K. CEGAVSKE

                                                                                                           Secretary of State

Certificate Number: B202110072054247

You may view this certificate online at https://nvsos.gov

THE STATE OF TEXAS Office of the Secretary of State Certificate of Fact

The undersigned, as Secretary of State of Texas, does hereby certify that the document, Application for Registration for Herzog International Holdings, Inc., (file number 803900724), a NEVADA, USA Foreign For-Profit Corporation, was filed in this office on January 16, 2021.

It is further certified that the entity status in Texas is in existence.

It is further certified that our records indicate TOLEDO GUILLERMO as the designated registered agent for the above named entity an the designated registered office for said entity is in the State of Texas.

                                                                                                 In testimony whereof, I have hereunto signed my name officially

                                                                                                 & caused to be impressed hereon the Seal of State at my office in

                                                                                                 Austin, Texas on January 20, 2021.

                                                                                                 Ruth R. Hughs

                                                                                                 Secretary of State

Document: 1021717670004

https://sos.texas.gov

Item 1A. Risk Factors

The statements contained in or incorporated in to this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operation could be harmed.

Sophisticated Investor. Herzog acknowledges that they have carefully evaluated their financial resources and investment position and the risks associated with their knowledge and experience in financial and business matters in general, and investments in particular, qualifies them as sophisticated investors, and therefore capable of evaluating the merits and risks.

Item 2. Financial Information

The books and records, financial and otherwise, of Herzog are all in material respects complete and correct and have been maintained in accordance with sound business and bookeeping practices so as to acurately and fairly reflect, in reasonable detail, the transactions and disposition of assets of Herzog.  Herzog maintains a system of internal accounting controls sufficient to provide reasonalble assurances that transactions have been and are executed in accordance with management’s general or specific authorization; wheras transactions are recorded as nessesary to permit the preparation of financial statememts in conformity with generally accepted accounting principals or any other criteria applicable to such statements and to maintain accountibility for assets wheras access to assets is permitted only in accordance with managements general or specific authorization wheras the recorded accountibility for assets is compared with the existing assets at reasonable intervals, and when appropriate action is taken with respect to any differences.

The information concerning Herzog set forth were delivered by Herzog pursuant hereto were, as of their respective dates, complete and acurate in all material repects and did not contain any untrue statement of material fact or omit to state a material fact required to make the statements made, in light of the circomstances under which they were made, hereto and the instuments and data deleivered.

Item 3. Properties

Trademarks, Tradenames, Etc.  There are no trademarks, tradenames, copyrights, registrations, technology, knowhow and process (the Intellectual Property”) necessary for the operation of Herzog’s business as presently conducted.  Any loss or expiration of any such Intellectual Property by Herzog does not infringe on the rights of any person.

Herzog shall duly continue to comply with all laws applicable to it and its properties, operations, business and employees.

See SEC 8-K Current Report Filed November 4, 1996 https://sec.gov/Archives/edgar/data/853464/0000853464-96-000003.txt

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following information sets forth the percentages of voting securities of Herzog now beneficially owned by controlling shareholders, officers and directors.

Udo Herzog 7,300,000 shares, Heidi Mari Herzog 600,000 shares, Edward Dario Toledo LLC 700,000 shares and Guillermo Toledo 88,159,999 shares.

Grand Total Security Ownership of Certain Beneficial Owners and Management 96,759,999 shares of 100,000,000 Shares authorized issued and outstanding.

Item 5. Directors and Executive Officers

Guillermo Toledo, Director, CEO and CFO

Udo Herzog, President

Andrea Herzog Vice President

Item 6. Executive Compensation

Herzog is not a party to any employment agreement or agreement to lend to, or guarantee any loan to any employee or agreement related to a bonus, severance pay or similar plan, agreement, arrangement or understanding.  Herzog has incurred no liability, or taken or failed to take, any action which will result in any liability with respect of any failure to comply with applicable laws dealing with minimum wages or maximum hours for any employees, and all payments due from Herzog on account of its employee health and welfare insurance, holiday and vacation pay and similar benefits have been paid. Herzog is not a party to any collective bargaining agreement governing its employees.  Herzog shall duly comply with all laws applicable to it and its employees.

Item 7.

Certain Relationships and Related Transactions, and Director Independence.

Purchase of 13,696 shares of common stock of CUSIP 428048102 on May 30, 2003 at $0.10 USD per share.

Item 8. Legal Proceedings

Litigation. No action, suit, order, judgement, injunction, award or proceeding of any kind has been filed or commenced, or to the knowledge of Herzog, is threatened, before any court, commission, agency or other administrative authority against Herzog or which questions or challenges its validity and there is no suit, proceeding or investigation.  Herzog is not subject to any unsatisfied judgment, order or decree entered in any lawsuit or proceeding.

There are no actions, suits or proceedings pending or, to the knowledge of Herzog threatened by or against Herzog or affecting domestic or foreign, or before any arbitrator of any kind.  Herzog does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

At this time, juncture and jurisdiction Herzog will continue to maintain any Stockholder Matters by direct communication with its Certified Shareholders of Record though its Transfer Agent and Registrar currently located in Salt Lake City, Utah in the United States of America.

Item 10. Recent Sales of Unregistered Securities

No recent sales of unregistered securities to report by Herzog at this time, juncture and jurisdiction.

Item 11. Description of registrant's Securities to be Registered

100,000,000 shares of common stock at par value of $0.001 USD per share of CUSIP 428048102

Item 12. Indemnification of Directors and Officers

Herzog hereby agrees to indemnify, defend and hold harmless its Officers and Directors from and against any losses, liabilities, damages, deficiencies, lawsuits, proceedings, investigations, claims, charges, assessments cost or expenses, including interest, penalties and reasonable attorneys fees and disbursements incurred or suffered by its Directors and Officers, weather a suit is instituted or not, and if instituted, weather any trial or appellate level and weather raised by the parties hereto or any third party loss based upon. Rising out of, or otherwise due to any false or inaccurate representation or warranty made by its Officers and Directors on behalf of Herzog.

Item 13. Financial Statements and Supplementary Data

HERZOG INTERNATIONAL HOLDINGS, INC.

BALANCE SHEET

12/31/2021

ASSETS

CURRENT ASSETS

Cash:	$17,527.10
Accounts Receivable:	$0.00
Inventory:	$0.00
Prepaid Expenses:	$0.00
Notes Receivable:	$0.00
Other Current Assets:	$0.00
TOTAL CURRENT ASSETS:	$17,527.10

FIXED ASSETS

Long-Term Investments:	$600,001.00
Land:	$0.00
Building:	$0.00
Accumulated Building Depreciation:	( $0.00)
Machinery and Equipment:	$0.00
Accumulated Machinery and Equipment Depreciation:	( $0.00)
Furniture and Fixtures:	$0.00
Accumulated Furniture and Fixtures Depreciation:	( $0.00)
Other Fixed Assets:	$0.00
NET FIXED ASSETS:	$600,001.00

OTHER ASSETS

Goodwill:	$0.00

TOTAL ASSETS:	$617,528.10

LIABILITIES & EQUITY

CURRENT LIABILITIES

Accounts Payable (A/P):	$0.00
Accrued Wages:	$0.00
Accrued Payroll Taxes:	$0.00
Accrued Employee Benefits:	$0.00
Interest Payable:	$0.00
Short-Term Notes:	$0.00
Current Portion of Long-Term Debt:	$0.00
TOTAL CURRENT LIABILITIES:	$0.00

LONG-TERM LIABILITY

Mortgage:	$0.00
Other Long-Term Liabilities:	$0.00
TOTAL LONG-TERM LIABILITIES:	$0.00

OWNER'S EQUITY

Paid-In Capital:	$617,528.10
Net Income:	$0.00
TOTAL EQUITY:	$617,528.10

TOTAL LIABILITIES & EQUITY:$617,528.10

IRS Department of the Treasury Internal Revenue Service, New York 11742-9019

In reply refer to 0152308027 July 20, 2021 XEBEC GALLEON, INC., Texas USA. Verification of Employer Identification Number: 87-0438447 by Ms. Cathy M. Snider, Operations Manager Accounts Management Op 3 https://irs.gov

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Herzog has not since inception, changed its accounting practices, methods or principals in any respect and there has not been any material adverse change in the assets, business, operation, liabilities (absolute, accrued, contingent or otherwise), prospects or financial condition of Herzog. Principal accounting policies followed by Herzog are in conformity with accounting principals generally accepted in the United States of America.

Item 15. Financial Statements and Exhibits

Fidelity INVESTMENTS

INVESTMENT REPORT
December 1, 2021 - December 31, 2021

Account Summary

Account # Z40-286713
HERZOG INTERNATIONAL HOLDINGS INC - CORPORATION

Account Value: $17,527.10

Change in Account Value ▼ $2,079.85

	This Period	Year-to-Date
Beginning Account Value	$19,606.95	-
Additions	-	22,609.86
Deposits	-	22,609.86
Subtractions	-2,080.00	-5,083.21
Cards, Checking & Bill Payments	-2,080.00	-5,058.21
Transaction Costs, Fees & Charges	-	-25.00
Change in Investment Value *	0.15	0.45
Ending Account Value	$17,527.10	$17,527.10

Free Credit Balance $17,527.10

Free credit balances (FCB) *include cash credits from the sale of long positions, deposits, cash dividends, and interest payments which have not been transferred to a money market fund or FDIC core position. FCB also includes positions, FCASH and credit balances that exceed the amount required to satisfy your margin obligations. Refer to the back of your statement for more information.*

Total Account Trades Jan 2021 - Dec 2021: 0

* *Reflects appreciation or depreciation of your holdings due to price changes, transactions from Other Activity In or Out and Multi-currency transactions, plus any distribution and income earned during the statement period.*

Account Holdings

100% Core Account ($17,527)

Top Holdings

Description	Value	Percent of Account
Cash	$17,527	100%
Total	**$17,527**	**100%**

Please note that, due to rounding, percentages may not add to 100%.

Income Summary

	This Period	Year-to-Date
Taxable	**$0.15**	**$0.45**
Dividends	-	0.23
Interest	0.15	0.22
Total	**$0.15**	**$0.45**

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Fidelity INVESTMENTS

INVESTMENT REPORT
December 1, 2021 - December 31, 2021

Account # Z40-286713
HERZOG INTERNATIONAL HOLDINGS INC - CORPORATION

Core Account and Credit Balance Cash Flow

Core Account: CASH

	This Period	Year-to-Date
Beginning Balance	$19,606.95	-
Investment Activity		
Dividends, Interest & Other Income D	0.15	0.45
Total Investment Activity	$0.15	$0.45
Cash Management Activity		
Deposits	-	22,609.86
Checking Activity	-2,080.00	-5,058.21
Fees & Charges	-	-25.00
Total Cash Management Activity	-$2,080.00	$17,526.65
Ending Balance	$17,527.10	$17,527.10

D *Includes dividend reinvestments.*

Holdings

Core Account

Description	Beginning Market Value Dec 1, 2021	Quantity Dec 31, 2021	Price Per Unit Dec 31, 2021	Ending Market Value Dec 31, 2021	Total Cost Basis	Unrealized Gain/Loss Dec 31, 2021	EAI ($) / EY (%)
CASH	$19,606.95	17,527.100	$1.0000	$17,527.10	not applicable	not applicable	- -
For balances below $99,999,999,999.99, the current interest rate is 0.01%.							
Total Core Account (100% of account holdings)	$19,606.95			$17,527.10			-

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Fidelity INVESTMENTS

INVESTMENT REPORT
December 1, 2021 - December 31, 2021

Holdings

Account # Z40-286713
HERZOG INTERNATIONAL HOLDINGS INC - CORPORATION

Stocks

Description	Beginning Market Value Dec 1, 2021	Quantity Dec 31, 2021	Price Per Unit Dec 31, 2021	Ending Market Value Dec 31, 2021	Total Cost Basis	Unrealized Gain/Loss Dec 31, 2021	EAI ($) / EY (%)
Common Stock							
HERZOG INTL HLDGS INC COM	unavailable	1.000	-	unavailable	unknown	unknown	-
R **HERZOG INTL HLDGS INC COM**	unavailable	600,000.000	-	unavailable	unknown	unknown	-
Total Common Stock (0% of account holdings)	unavailable			unavailable			-
Total Stocks (0% of account holdings)	**unavailable**			**unavailable**			-
Total Holdings				**$17,527.10**	**$0.00**	**$0.00**	**$0.00**

Total Cost Basis does not include the cost basis on core, money market or other positions where cost basis is unknown or not applicable.

All remaining positions held in cash account.

R *Restricted.*

Activity

Dividends, Interest & Other Income

(Includes dividend reinvestment)

Settlement Date	Security Name	Symbol/ CUSIP	Description	Quantity	Price	Amount
12/31	**CASH**	315994103	Interest Earned	-	-	$0.15
Total Dividends, Interest & Other Income						**$0.15**

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Fidelity INVESTMENTS

INVESTMENT REPORT
December 1, 2021 - December 31, 2021

Activity

Account # Z40-286713
HERZOG INTERNATIONAL HOLDINGS INC - CORPORATION

Checking Activity

Check Number	Post Date	Code	Description	Amount
1014	12/21		Check Paid	-$300.00
1018 N	12/09		Check Paid	-1,780.00
Total Checking Activity				**-$2,080.00**

N *Check number has been skipped.*

Core Fund Activity

For more information about the operation of your core account, please refer to your Customer Agreement.

Settlement Account

Date	Type	Transaction	Description	Quantity	Price	Amount	Balance
12/09	CASH	You Sold	CASH @ 1	-1,780.000	$1.0000	-$1,780.00	$17,826.95
12/21	CASH	You Sold	CASH @ 1	-300.000	1.0000	-300.00	17,526.95
12/31	CASH	Reinvestment	CASH NET INT REINVEST	0.150	1.0000	0.15	17,527.10
Total Core Fund Activity						**-$2,079.85**	

Additional Information and Endnotes

- Important information about your telephone conversations with Fidelity. Telephone conversations made with/to Fidelity may be monitored and/or recorded without further notice or disclosure. 570303.1.0

- National Financial Services LLC ("NFS") an affiliate of Fidelity Brokerage Services LLC (FBS) provides custody and clearing services on behalf of FBS. In that capacity, NFS is required to provide you with written notice on the manner in which you may gain website access to information regarding NFS' Impartial Callable Securities Lottery Process (the "Lottery Process").

  We are also providing you with the following description of the Lottery Process: When street name or bearer securities held for you are subject to a partial call or partial redemption by the issuer, National Financial Services LLC (NFS) may or may not receive an allocation of called/redeemed securities by the issuer, transfer agent, and/or depository. If NFS is allocated a portion of the called/redeemed securities, NFS utilizes an impartial lottery allocation system, in accordance with applicable rules, that randomly selects the securities within customer accounts that will be called/redeemed. NFS' allocations are not made on a pro rata basis and it is possible for you to receive a full or partial allocation, or no allocation.

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INVESTMENT REPORT
December 1, 2021 - December 31, 2021

Additional Information and Endnotes

Account # Z40-286713
HERZOG INTERNATIONAL HOLDINGS INC - CORPORATION

A more detailed description of the Lottery Process may be accessed by visiting Fidelity.com/callable-securities. You may also request a hard copy of the Lottery Process by writing to National Financial Services LLC, P.O. Box 770001, Cincinnati, OH 45277. 695949.2.0

For more information about your statement, please refer to our **Frequently Asked Questions** document at **Fidelity.com/statements** .

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Fidelity INVESTMENTS

Information About Your Fidelity Statement

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Income Summary Shows income by tax status for the statement and year-to-date periods. Except for interest income earned on, or distributed by, tax-exempt securities, Fidelity reports dividends and capital gains held in taxable accounts as taxable income. A portion of income reported as tax-exempt income may be subject to alternative minimum taxes and/or state and local taxes. In Traditional IRAs, Rollover IRAs, SEP-IRAs, SIMPLE IRAs and Keoghs, earnings are reported as tax-deferred income. In Roth IRAs and HSAs, earnings are reported as tax-exempt income as they may be federally tax-exempt if certain conditions are met.

Cost Basis, Gain/Loss, and Holding Period Information NFS is required to report certain cost basis and holding period information to the IRS on Form 1099-B. Unless otherwise specified, NFS applies the average cost method for open-end mutual funds and the first-in, first-out (FIFO) method for all other securities. Cost basis is adjusted for wash sales on securities with the same CUSIP held in the same account (unless your account receives mark-to-market reporting). Your statement may not reflect all adjustments required for tax purposes. Customers should consult their tax advisors for further information.

Cost Fidelity provides purchase cost information for securities held in retirement and HSA accounts. Such information may be adjusted for certain transactions and does not reflect dividends or capital gains reinvestments. Fidelity reports transaction profit or loss information when securities are sold within a retirement or HSA account. Transaction profit or loss is calculated by subtracting purchase cost from sales proceeds using the FIFO method if shares were purchased at different times or prices. **Statement Mailing** We deliver statements at least four times during the calendar year for any account with a balance.

Statement Discrepancies Please review your statement and report any inaccuracies or discrepancies. Inquiries, concerns or questions regarding your brokerage account or the activity therein should be directed to FBS by calling 800-544-6666, and NFS, who carries your brokerage accounts, by calling 866-408-1138. Any oral communications regarding inaccuracies or discrepancies should be reconfirmed in writing to protect your rights, including those under the Securities Investor Protection Act (SIPA).

Material Changes Please advise us of material changes in your investment objectives or financial situation related to your brokerage account(s).

Mutual Funds and Performance Before investing, consider the funds' investment objectives, risks, charges and expenses. Contact Fidelity for a prospectus containing this information. Read it carefully. Performance data shown represents past performance and is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit Fidelity.com/performance for most recent month-end performance.

Sales Loads & Fees Each fund reserves the right to terminate or modify its exchange privilege in the future. In connection with (i) access to, purchase or redemption of, and/or maintenance of positions in mutual funds and other investment products such as alternative investments or private placements ("funds") or (ii) infrastructure needed to support such funds, some funds, or their investment affiliates, pay FBS and/or NFS sales loads and 12b-1 fees described in the Offering Materials as well as additional compensation for shareholder services, start-up fees, infrastructure support and maintenance, and marketing, engagement and analytics programs. Additional information about the source(s) and amount(s) of compensation as well as other remuneration received by FBS or NFS will be furnished to you upon written request. At the time you purchase shares of funds those shares will be assigned either a load, transaction fee (TF) or no transaction fee (NTF) status. When you subsequently sell those shares, any fees applicable to your transaction will be assessed based on the status assigned to the shares at the time of purchase.

Additional Information About Your Brokerage Account, If Applicable

Free credit balances (FCB) are funds payable to you on demand. FCB are subject to open commitments such as uncleared checks and exclude proceeds from sales of certificated securities without delivery of the certificate. If your FCB is swept to a core position, you can liquidate the core position and have the proceeds sent to you or held in your account subject to the terms of your account agreement. Required rule 10b-10(a) information not contained herein will be provided on written request. Fidelity may use this free credit balance in connection with its business, subject to applicable law. **Assets Separate from Your Brokerage Account** Only securities in the margin portion of your brokerage account contribute to margin and maintenance requirements. Other Assets, which may be reported on your statement, including insurance products that are distributed by FBS and Fidelity Insurance Agency, Inc. and mutual fund only accounts held directly with the fund (Fidelity Mutual Fund Accounts) are not carried by NFS, not covered by the Securities Investor Protection Corporation (SIPC) and do not count toward your margin and maintenance requirements. Assets held in brokerage accounts managed by Fidelity Personal and Workplace Advisors LLC (FPWA) are carried by NFS and covered by SIPC but do not contribute to your margin and maintenance requirements. **Short Account Balances** Securities sold short are held in a segregated short account. These securities are marked-to-market for margin purposes, and any increase or decrease from the previous week's value is transferred weekly to your margin account. Fidelity represents your short account balance as of the last weekly mark-to-market, not as of the statement end date. **Information About Your Option Transactions** Each transaction confirmation previously delivered to you contains full information about commissions and other charges, and such information is available promptly upon request. Assignments of American and European-style options are allocated among customer short positions pursuant to a random allocation procedure, a description is available upon request. Short positions in American-style options are liable for assignment anytime. The writer of a European-style option is subject to exercise assignment only during the exercise period. For more information, please call Fidelity at 800-544-6666. **Equity Dividend Reinvestment** Shares credited to your account resulted from transactions by FBS acting as agent for your account, or the Depository Trust Company (DTC). **Price Information/Total Market Value** The Total Market Value has been calculated out to 9 decimal places; however, the individual unit price is displayed in 5 decimal places. The Total Market Value represents prices obtained from various sources, may be impacted by the frequency with which such prices are reported and such prices are not guaranteed. Prices received from pricing vendors are generally based on current market quotes, but when such quotes are not available the pricing vendors use a variety of techniques to estimate value. These estimates, particularly for fixed income securities, may be based on certain minimum principal amounts (e.g. $1 million) and may not reflect all of the factors that affect the value of the security, including liquidity risk. The prices provided are not firm bids or offers. Certain securities may reflect N/A or unavailable where the price for such security is generally not available from a pricing source. The Market Value of a security, including those priced at par value, may differ from its purchase price and may not closely reflect the value at which the security may be sold or purchased based on various market factors. The sale or redemption of any fixed income security prior to maturity may result in a loss. Prices for Certificates of Deposits (CDs) on your statement are generally estimates and are not based on actual market prices. The secondary market for CDs is generally illiquid. You should always request a current valuation for your securities prior to making a financial decision or placing an order.

Executing Orders on the Floor of the NYSE The Floor broker may permit the Designated Market Maker to trade on parity with the order for some or all of the executions associated with filling that order, where such permission would not be inconsistent with the broker's best execution obligations.

SIPC Securities in accounts carried by NFS, a Fidelity Investments company, are protected in accordance with the SIPC up to $500,000 (including cash claims limited to $250,000). For details, including the SIPC brochure, please see www.sipc.org or call 1-202-371-8300. NFS has arranged for additional protection for cash and covered securities to supplement its SIPC coverage. Neither coverage protects against a decline in the market value of securities.

Fidelity Investments Fidelity Distributors Company LLC (FDC) is the distributor for Fidelity Funds with marketing and shareholder services provided by FBS or NFS. **Brokerage services are provided by FBS, which clears all transactions through its affiliate, NFS. NFS carries all brokerage accounts. FBS and NFS are members of the NYSE and SIPC.** Upon written request, Fidelity will mail an NFS financial statement, which is also available for inspection at its office. Fidelity Investments (with pyramid logo) is a trademark of FMR LLC.

FPWA Services Fidelity Go®, Fidelity® Personalized Planning & Advice and Fidelity® Strategic Disciplines are advisory services offered by FPWA, a registered investment adviser. Fidelity® Strategic Disciplines includes the Breckinridge Intermediate Municipal Strategy, the Fidelity® Equity-Income Strategy, the Fidelity® Tax-Managed U.S. Equity Index Strategy, the Fidelity® U.S. Large Cap Equity Strategy, the Fidelity® International Equity Strategy, the Fidelity® Tax-Managed International Equity Index Strategy, the Fidelity® Intermediate Municipal Strategy and the Fidelity® Core Bond Strategy. Fidelity® Wealth Services are advisory services offered by FPWA or Fidelity Personal Trust Company, FSB (FPTC), a federal savings bank. Nondeposit investment products and trust services offered by FPTC and its affiliates are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, are not obligations of any bank, and are subject to risk, including possible loss of principal. **These advisory services are provided for a fee.** FBS, NFS, FDC, FPWA and FPTC are direct or indirect subsidiaries of FMR LLC.

Ratings Information from Standard & Poors ("S&P") may not be reproduced. S&P credit ratings are statements of opinion and are not statements of fact or recommendations to purchase, hold, or sell securities, nor do they address the suitability of securities for investment purposes, and should not be relied on as investment advice. S&P does not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and is not responsible for errors or omissions (negligent or otherwise). S&P gives no express or implied warranties, including but not limited to any warranties of merchantability or fitness for a particular purpose or use. S&P shall not be liable for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including lost income or profits and opportunity costs) in connection with any use of ratings.

Miscellaneous Mutual fund shares, other securities held in your account, and insurance products are neither deposits nor obligations of, nor endorsed or guaranteed by, any bank or other depositing institution, nor are they federally insured by the FDIC or any other agency. If you request a reprint of your statement, the disclosure information may not be the same as the information originally provided. To confirm that an authorized, direct deposit has been made to your Fidelity Account or Fidelity Mutual Fund Account, call Fidelity at 1-800-544-5555.

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MR_CE_BLTKRBBCCPQM_BBBBB 20211231 P

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INVESTMENT REPORT

December 1, 2021 – December 31, 2021

CASH $17,527.10

Holdings

Stocks

Description

Common Stock

HERZOG INTL HLDGS INC COM    Quantity 600,001.000

Carried and cleared by the carrying and clearing firm of NATIONAL FINANCIAL SERVICE LLC., Member NYSE, SIPC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HERZOG INTERNATIONAL HOLDINGS, INC.

By:	/s/ Guillermo Toledo
Name:Guillermo Toledo Title:Director Date:January 25, 2022